Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT dated and effective as of June 9, 2017 (this “Amendment”), is among CECO ENVIRONMENTAL CORP., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Subsidiary Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Company, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into an Amended and Restated Credit Agreement dated as of September 3, 2015 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 6, 2017, the “Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.The Subsidiary Guarantors and the Administrative Agent have entered into a Subsidiary Guaranty Agreement dated of even date with the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”).

C.The Company has advised the Administrative Agent and the Lenders that it desires to amend the Credit Agreement, in each case as set forth herein.

D.Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders have agreed to so amend the Credit Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1.Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:

(a)The definitions of “Consolidated EBITDA”, “Consolidated Fixed Charges”, “Consolidated Funded Indebtedness” and “Excess Cash Flow” in Section 1.01 are amended and restated in their entirety to read as follows:

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, subject to Section 1.07, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) ATA Beheer Earn-Outs and any other “earn-out” and similar expenses in connection with Acquisitions permitted hereby that reduced Consolidated Net Income for such period, (v) any reduction to Consolidated Net Income for such period arising from the retention portion of the purchase price for the acquisition by the Company of ATA Beheer and its subsidiaries; provided that the aggregate amount permitted to be added back pursuant to this clause (v) shall not exceed $300,000 with respect to any particular fiscal quarter, (vi) non-recurring cash expenses; provided that the aggregate amount permitted to be added back pursuant to this clause (vi) shall not exceed $3,000,000 with respect to any particular period of four consecutive fiscal quarters and (vii) other items reducing Consolidated Net Income that do not constitute a cash charge or cash expense in such period or in any future period, including, without limitation, goodwill impairment charges, stock compensation or other stock related charges (excluding amortization of a prepaid cash item that was paid in a prior period), and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Charges paid in cash during such period, (b) scheduled principal payments of Consolidated Funded Indebtedness during such period, (c) dividends and distributions paid in cash by the Company to its shareholders during such period, and (d) ATA Beheer Earn-Outs and any other “earn-out” and similar payments in connection with Acquisitions (excluding the Zhongli Earn-Outs) that are paid in cash during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (excluding from such calculation direct obligations with respect to (i) undrawn performance standby letters of credit, (ii) undrawn performance-based bank guarantees and (iii) performance-based surety bonds on which no claims have been asserted, but in all cases including (x) any payment and reimbursement obligations due in respect of the foregoing and (y) all obligations with respect to financial standby letters of credit and bank guarantees or bonds providing assurance with respect to financial obligations), (d) all obligations in respect of the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) “earn-out” and similar payments in connection with Acquisitions permitted hereby), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations (for the purpose of calculating the Consolidated Leverage Ratio only, excluding any Attributable Indebtedness from capital leases arising from any sale-leaseback transaction permitted hereunder the Net Cash Proceeds of which are used substantially contemporaneously with the receipt thereof to prepay Term Loans hereunder pursuant to Section 2.05(b)(i)), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary (it being understood that any Indebtedness owed by the Company to any Subsidiary, by any Subsidiary to the Company or by any Subsidiary to another Subsidiary will be netted out for purposes of calculating Consolidated Funded Indebtedness to the extent such netting would be made when making calculations on “a consolidated basis” in accordance with GAAP).

“Excess Cash Flow” means, for any fiscal year and without duplication of any of the following to the extent already accounted for in determining Consolidated EBITDA or otherwise deducted in any other item subtracted below, the positive remainder (if any) of (a) Consolidated EBITDA for such fiscal year; minus (b) Consolidated Interest Charges paid in cash during such fiscal year; minus (c) federal, state, local and foreign income taxes (including franchise and similar taxes in the nature of income taxes) paid and payable in cash by the Company and its Subsidiaries for such fiscal year; minus (d) Capital Expenditures of the Company and its Subsidiaries during such fiscal year (excluding the portion thereof financed with the proceeds of debt or equity issuances or other proceeds that would not be included in Consolidated EBITDA); minus (e) the aggregate amount of all scheduled payments of Consolidated Funded Indebtedness made during such fiscal year; minus (f) “earnout” and similar payments paid in cash by Company and its Subsidiaries for such fiscal year in connection with Acquisitions permitted hereby (excluding the portion thereof financed with the proceeds of debt or equity issuances); minus (g) any reasonable, out-of-pocket cash expense of Company and its Subsidiaries incurred in connection with any merger, acquisition, investment or financing permitted by this Agreement, paid during such fiscal year (excluding the portion thereof financed with the proceeds of debt or equity issuances); minus (h) fees and expenses paid or payable in cash to unaffiliated third parties in connection with the transactions contemplated hereby and with any other issuances of debt or equity permitted hereby, whether or not such issuances are successful (excluding the portion thereof financed with the proceeds of debt or equity issuances); minus (i) dividends and distributions paid by the Company during such fiscal year to the extent permitted by Section 7.06(d); minus (j) up to $3,000,000 in the aggregate of non-recurring cash expenses added back in determining Consolidated EBITDA for such fiscal year pursuant to clause (a)(vi) of the definition of Consolidated EBITDA and (k) plus or minus, as the case may be, changes in Working Capital for such fiscal year; provided, that, notwithstanding the foregoing, the calculation of Excess Cash Flow during any fiscal year that includes a Permitted Acquisition shall exclude the results of operations of the Person or assets subject to such Permitted Acquisition prior to the date such Permitted Acquisition is consummated.

(b)Section 1.01 is amended by adding the following new definitions in the appropriate alphabetical locations therein:

“Zhongli Earn-Outs” means the earn-out payments made pursuant to Sections 4 and 6 of the Framework Agreement of Equity Transfer dated as of November 4, 2014 between: Jiangyin Zhongli Machinery Industrial Co., Ltd., Mr. Juan Shen, Mr. Guoxiang Shen and

Ms. Meijuan Tao, as “Sellers”, and Met-Pro (Hong Kong) Company Limited, as “Purchaser”, as amended, related to the acquisition of all equity interests in Jiangyin Zhongli Industrial Technology Co.

(c)Each of Section 2.05(b)(i), (ii) and (iii) is amended to replace the reference therein to “clause (iv)” with “clause (v)”.

(d)Section 2.05(b)(v) is amended to read as follows:

(v)Each prepayment of Term Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied to the principal repayment installments of the Term Loans on a pro-rata basis (excluding from such calculation, except with respect to prepayments with respect to property Disposed of in sale-leaseback transactions pursuant to Section 7.05(g), the final payment due at maturity).  Subject to Section 2.17, such prepayments in respect of the Term Loan Facility shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Term Loan Facility.  Each prepayment of Additional Term Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied to the principal repayment installments of the Additional Term Loans as set forth in the applicable Additional Commitments Amendment (or if not specified therein in the same manner as the Term Loans).

(e)Section 7.01(k) is amended to read as follows:

(k)other Liens securing obligations, which when taken together with the outstanding Indebtedness permitted under Section 7.03(e) and Section 7.03(f) do not exceed $10,000,000 at any time outstanding (excluding from such combined $10,000,000 limitation any obligations in respect of Attributable Indebtedness of the type described in the second proviso to Section 7.03(e)).

(f)Sections 7.03(e) and (f) are amended to read as follows:

(e)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness, at any one time outstanding, when added to the aggregate amount of all outstanding Indebtedness permitted under Section 7.03(f) below, shall not exceed $10,000,000; provided, further, that up to $15,000,000 in the aggregate of Attributable Indebtedness from additional capital leases arising from sale-leaseback transactions may be incurred and carved out of the preceding combined $10,0000,000 limitation to the extent the Net Cash Proceeds therefrom are used substantially contemporaneously with the receipt thereof to prepay Term Loans outstanding hereunder pursuant to Section 2.05(b)(i);

(f)Indebtedness incurred in connection with Permitted Acquisitions (including existing Indebtedness of a Person acquired in connection with a Permitted Acquisition provided such Indebtedness was not incurred in anticipation of such Acquisition); provided, however, that the aggregate amount of all such Indebtedness, at any one time outstanding, when added to the aggregate amount of all outstanding Indebtedness permitted under Section 7.03(e) above (excluding Attributable Indebtedness of the type described in the second proviso of Section 7.03(e) above), shall not exceed $10,000,000;

(g)Section 7.05(g) is amended to read as follows:

(g)Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) while this Agreement is in effect shall not exceed $35,000,000 (excluding from such limitation the book value of any property that is Disposed of in sale-leaseback transactions to the extent the Net Cash Proceeds therefrom are used substantially contemporaneously with the receipt thereof to prepay Term Loans outstanding hereunder pursuant to Section 2.05(b)(i));

(h)Section 7.11(b) is amended to read as follows:

(b)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Period	Consolidated Leverage Ratio
Closing Date through June 29, 2016	3.75 to 1.00
June 30, 2016 through December 31, 2016	3.50 to 1.00
January 1, 2017 through March 30, 2019	3.25 to 1.00
March 31, 2019 and thereafter	3.00 to 1.00

(i)	Exhibit D is amended in its entirety such that it reads as Exhibit D attached hereto.

(j)Schedule 1.01C is deleted in its entirety.

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be effected hereby.

Section 2.Conditions Precedent. The effectiveness of this Amendment and the amendments contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a) Documentation.  The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Company, the Subsidiary Guarantors, the Administrative Agent and Lenders constituting Required Lenders.

(b)Fees.  Any fees required to be paid on or before the effective date of this Amendment pursuant to the Engagement Letter dated as of May 25, 2017, between the Company and the Arranger (the “Engagement Letter”) shall have been paid.

(c)Legal Fees and Expenses.  The Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two days prior to the date hereof.

Upon satisfaction of the conditions set forth in this Section 2 and the effectiveness of this Amendment, the Administrative Agent shall provide notice of such effectiveness to the Company and the Lenders.

Section 3.Representations and Warranties.

(a)In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants to the Administrative Agent and the Lenders as follows:

(i)After giving effect to this Amendment, the representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement.

(ii)Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(iii)No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Company and each Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.Miscellaneous.

(a)Ratification and Confirmation of Loan Documents.  Each of the Company and each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Subsidiary Guarantor, the continuation of its payment and performance obligations under the Subsidiary Guaranty and, with respect to both the Company and each Subsidiary Guarantor, the continuation and extension of the liens granted under the Collateral Documents to secure the Secured Obligations), in each case after giving effect to the amendments contemplated hereby.

(b)Fees and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, in each case, as set forth in Section 10.04(a) of the Credit Agreement.

(c)Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

(e)Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)Entire Agreement.  This Amendment, together with the Engagement Letter and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

(g)Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The following parties have caused this Amendment to be executed as of the date first written above.

COMPANY:

CECO ENVIRONMENTAL CORP.

By:  /s/ Matthew Kurt Eckl

Name:  Matthew Kurt Eckl

Title:Chief Financial Officer

SUBSIDIARY GUARANTORS:

AARDING THERMAL ACOUSTICS USA INC.

ADWEST TECHNOLOGIES, INC.

AVC, INC.

CECO ABATEMENT SYSTEMS, INC.

CECO FILTERS, INC.

CECO GROUP, INC.

CECO MEXICO HOLDINGS LLC

CECOAIRE, INC.

EFFOX INC.

FISHER-KLOSTERMAN, INC.

GMD ENVIRONMENTAL TECHNOLOGIES, INC.

MET-PRO TECHNOLOGIES LLC (f/k/a Mustang

     Acquisition II, LLC)

NEW BUSCH CO., INC.

THE KIRK & BLUM MANUFACTURING

    COMPANY

By:  /s/ Matthew Kurt Eckl

Name:  Matthew Kurt Eckl

Title:    Chief Financial Officer

CECO GROUP GLOBAL HOLDINGS LLC

FKI, LLC

By:  /s/ Matthew Kurt Eckl

Name:  Matthew Kurt Eckl

Title:    Chief Financial Officer

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

H.M. WHITE, INC.

By:  /s/ Matthew Kurt Eckl

Name:  Matthew Kurt Eckl

Title:    Chief Financial Officer

KBD/TECHNIC, INC.

By:  /s/ Matthew Kurt Eckl

Name:  Matthew Kurt Eckl

Title:     Chief Financial Officer

BIO-REACTION INDUSTRIES INC.

MET-PRO HOLDINGS LLC

MPC INC.

MET-PRO CHEMICAL, INC. (f/k/a Pristine Water Solutions Inc.)

STROBIC AIR CORPORATION

By:_/s/ Matthew Kurt Eckl_________________

Name:Matthew Kurt Eckl

Title:Chief Financial Officer

MET-PRO INDUSTRIAL SERVICES, INC.

By:_/s/ Matthew Kurt Eckl________________

Name:Matthew Kurt Eckl

Title: Chief Financial Officer

EMTROL LLC

By:_/s/ Matthew Kurt Eckl____________

Name:Matthew Kurt Eckl

Title: Chief Financial Officer

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PEERLESS MFG. CO.

NITRAM ENERGY, INC.

PMC ACQUISITION, INC.

BURGESS-MANNING, INC.

BURMAN MANAGEMENT, INC.

BOS-HATTEN, INC.

By: __/s/ Matthew K. Eckl__________________

Name:_Matthew K. Eckl________________

Title:_Chief Financial Officer____________

SAT TECHNOLOGY, INC.

By: _/s/ Matthew K. Eckl____________________

Name:__Matthew K. Eckl____________________

Title:__Chief Financial Officer_______________

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:  /s/ Darleen R DiGrazia

Name:  Darleen R DiGrazia

Title:    Vice President

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:  /s/ Lauren Bryan

Name:  Lauren Bryan

Title:    Officer

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

CITIZENS BANK of pennsylvania, as a Lender

By:  /s/ Dale R. Carr

Name:  Dale R. Carr

Title:  Senior Vice President

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:  /s/ Joe Carroll

Name:  Joe Carroll

Title:  Senior Underwriter

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

FIFTH THIRD BANK, n.a., as a Lender

By:  /s/ John R. Gray

Name:  John R. Gray

Title:  AVP

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

TD bank, n.a., as a Lender

By:  /s/ Susan Heyward

Name:  Susan Heyward

Title:  VP

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Alex T. Parlin

Name:  Alex T. Parlin

Title:  Vice President

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

citibank, n.a., as a Lender

By:  /s/ John Torres

Name:  John Torres

Title:  Senior Vice President

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ William W. Carroll

Name:  William W. Carroll

Title:  Senior Vice President

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of September 3, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CECO Environmental Corp., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.The Company has delivered the audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

3.A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and its nature and status:]

4.The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5.Attached on Schedule 3 hereto is a list of all Excluded Subsidiaries as of the date of this certificate and calculations showing compliance with the definition of “Material Subsidiary” and Section 6.12 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _______________, _____.

COMPANY:

CECO ENVIRONMENTAL CORP.

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 11
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Fixed Charge Coverage Ratio.
A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):
1.	Consolidated Net Income for Subject Period:$
2.	Consolidated Interest Charges for Subject Period:$
3.	Provision for income taxes for Subject Period:$
4.	Depreciation and amortization expenses for Subject Period:$
5.	Amortization expenses for Subject Period:$
6.	Other non-cash reductions of Consolidated Net Income for Subject Period:$
7.	ATA Beheer Earn-Outs and any other “earn-out” and similar expenses:$
8.	Retention portion of the purchase price for the acquisition by the Company of ATA Beheer and its subsidiaries (not to exceed $300,000 with respect to any fiscal quarter)$
9.	Other non-recurring cash expenses (not to exceed $3,000,000 with respect to any Subject Period):$
10.	Income tax credits for Subject Period: $
11.	Non-cash additions to Consolidated Net Income for Subject Period:$
12.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 +
6 + 7 + 8 + 9 – 10 – 11):$
B.	Capital Expenditures during Subject Period[2]:$
C.	Income taxes paid during Subject Period:$
D.	Consolidated Fixed Charges for Subject Period:

[1]	The following is a summary of the Credit Agreement and to the extent any conflict exists between the following and the Credit Agreement, the Credit Agreement shall control.
[2]

Excluding (A) Capital Expenditures constituting payments in respect of capital leases and Capital Expenditures financed by Indebtedness permitted under the Credit Agreement, (B) amounts expended as consideration for Acquisitions permitted under the Credit Agreement to the extent such amounts would otherwise be included as Capital Expenditures and (C) Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement.

Form of Compliance Certificate

1. Consolidated Interest Charges paid in cash during Subject Period:$______________
2. Scheduled principal payments of Consolidated Funded Indebtedness during Subject Period:$______________
3. Dividends and distributions paid in cash by Company to its shareholders during Subject Period:$______________
4.ATA Beheer Earn-Outs and any other “earn-out” and similar payments (excluding the Zhongli Earn-Outs) during Subject Period:$______________
5. Consolidated Fixed Charges for Subject Period
(Lines I.D.1 + 2 + 3 + 4):$______________
E.	Consolidated Fixed Charge Coverage Ratio ((Line I.A.12 – Line I.B – Line I.C) ÷ Line I.D.5): to 1.00

Minimum permitted:	1.25 to 1.00

Form of Compliance Certificate

II.	Section 7.11 (b) – Consolidated Leverage Ratio.
A.	Consolidated Funded Indebtedness at Statement Date:
1. Outstanding principal amount of all obligations for borrowed money:$______________
2.Purchase money Indebtedness:$______________
3.Direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments:$______________
4.Obligations in respect of the deferred purchase price of property or services:$______________
5.Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations[3]:$______________
6.Guarantees with respect to outstanding Indebtedness of the types specified in Lines II.A.1 through II.A.5 above of Persons other than the Company or any Subsidiary:$______________

7.Indebtedness of the types referred to in Lines II.A.1 through II.A.6 above of any partnership or joint venture in which the Company or a Subsidiary is a general partner or joint venturer (unless non-recourse):$______________

8.Consolidated Funded Indebtedness (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7):$______________
B.	Consolidated EBITDA for Subject Period (enter Line I.A.12 above): $
C.	Consolidated Leverage Ratio (Line II.A.8 ÷ Line II.B): to 1.00

Maximum Permitted:

Period	Consolidated Leverage Ratio
Closing Date through June 29, 2016	3.75 to 1.00
June 30, 2016 through December 31, 2016	3.50 to 1.00
January 1, 2017 through March 30, 2019	3.25 to 1.00
March 31, 2019 and thereafter	3.00 to 1.00

[3]

For the purpose of calculating this covenant only, may exclude any Attributable Indebtedness from capital leases arising from any sale-leaseback transaction permitted under the Credit Agreement the Net Cash Proceeds of which were used substantially contemporaneously with the receipt thereof to prepay Term Loans hereunder pursuant to Section 2.05(b)(i) of the Credit Agreement).

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 24

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Credit Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation and amortization expense
+ Other non-cash expenses
+ ATA Beheer Earn-Outs and any other “earn-out” and similar payments
+ retention portion of purchase price for acquisition by the Company of ATA Beheer and its subsidiaries (subject to cap)
+ Other nonrecurring cash expenses (subject to cap)
- income tax credits
- non-cash income
= Consolidated EBITDA

[4]	The following is a summary of the Credit Agreement and to the extent any conflict exists between the following and the Credit Agreement, the Credit Agreement shall control.

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 35
to the Compliance Certificate
($ in 000’s)

List of Excluded Subsidiaries6

Subsidiary	Assets of Subsidiary	Consolidated Total Assets of Company and its Subsidiaries	% of Consolidated Assets	Revenue of Subsidiary	Consolidated Total Revenue of the Company and its Subsidiaries	% of Consolidated Revenue

[5]	The following is a summary of the Credit Agreement and to the extent any conflict exists between the following and the Credit Agreement, the Credit Agreement shall control.
[6]

For the calculations of assets and revenues, (a) revenues shall be calculated giving effect to any pro forma adjustments with respect to any Specified Transaction in a manner consistent with the adjustments described in Section 1.07 of the Credit Agreement and (b) the assets and revenues of a Subsidiary shall be deemed to include the assets and revenues of its Subsidiaries.

Form of Compliance Certificate